UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2013

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with respect to G.H. Bass Acquisition

On October 2, 2013, G-III Apparel Group, Ltd. (the “Company”), and its indirect wholly-owned subsidiary, AM Retail Group, Inc. (the “Purchaser”), entered into an asset purchase agreement (the “Asset Purchase Agreement”), with PVH Retail Stores LLC, PVH Corp. and PVH of Puerto Rico, Inc. (the “Sellers”), providing for the sale of substantially all of the assets of the Sellers’ G.H. Bass & Co. business to the Purchaser, including approximately 160 G.H. Bass & Co. outlet stores (the “G.H. Bass Acquisition”).

The G.H. Bass Acquisition is expected to close in the beginning of November 2013, subject to customary closing conditions. The total purchase price, to be paid by the Purchaser in cash, is anticipated to be approximately $50 million, subject to certain post-closing adjustments. PVH Corp. has agreed to render certain transition services to the Purchaser after the closing of the G.H. Bass Acquisition, through July 2014.

Amendment to Credit Agreement

On October 1, 2013, G-III Leather Fashions, Inc., CK Outerwear, LLC, Andrew & Suzanne Company Inc. and AM Retail Group, Inc. (collectively, the “Borrowers”), the Company, G-III License Company, LLC, AM Apparel Holdings, Inc., G-III Apparel Canada ULC and Riviera Sun, Inc. (collectively, the “Loan Guarantors”), the lenders party to the Credit Agreement referenced below (the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Credit Agreement referenced below (the “Administrative Agent”), entered into an Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of August 6, 2012, by and among the Borrowers, the Loan Guarantors, the Lenders and the Administrative Agent.

The Credit Agreement Amendment includes the consent of the Lenders and Administrative Agent to the G.H. Bass Acquisition, amends certain provisions relating to permitted acquisitions and borrowing base calculations, and includes additional technical changes concerning guarantees of swap obligations relevant to eligible contract participant requirements under the Commodity Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Asset Purchase Agreement, dated October 2, 2013, by and among AM Retail Group, Inc., G-III Apparel Group, Ltd., PVH Retail Stores LLC, PVH Corp. and PVH Puerto Rico, Inc.

10.2 Amendment to Credit Agreement, dated as of October 1, 2013, by and among the Borrowers, the Loan Guarantors, the Lenders and the Administrative Agent, amending the Credit Agreement, dated as of August 6, 2012, by and among the Borrowers, the Loan Guarantors, the Lenders and the Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: October 4, 2013

	By:	/s/ Neal S. Nackman
Name: Neal S. Nackman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Asset Purchase Agreement, dated October 2, 2013, by and among AM Retail Group, Inc., G-III Apparel Group, Ltd., PVH Retail Stores LLC, PVH Corp. and PVH Puerto Rico, Inc.
10.2	Amendment to Credit Agreement, dated as of October 1, 2013, by and among the Borrowers, the Loan Guarantors, the Lenders and the Administrative Agent, amending the Credit Agreement, dated as of August 6, 2012, by and among the Borrowers, the Loan Guarantors, the Lenders and the Administrative Agent.